Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated December 14, 2020 (this “Amendment”), to the Employment Agreement, dated June 24, 2020 (the “Agreement”), is entered into by and between Innovative Payment Solutions, Inc. (the “Corporation”) and William Corbett (the “Executive” and together with the Corporation, the “Parties”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Parties desire to increase the Executive’s base salary to $20,000 per month.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.         Section 3.1 is hereby deleted and replaced with the following:

“3.1 Base Compensation

Beginning as of December 11, 2020, Executive’s base salary shall be $20,000 per month, which shall be paid in accordance with Company’s standard payroll practice for its executives, managers and salaried employees. The salary payable to Executive shall be subject to all withholdings required by U.S. and state law and to such other withholdings as may be specified or authorized by Executive from time to time. Additionally, the Company shall pay the Executive a one-time year-end bonus for the year ended December 31, 2020 of $20,000, net of all applicable taxes (the “Bonus”), with such taxes to be borne by the Company.

3.        All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties with respect to the subject matter thereof.

4.        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5.       This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of California without regard to its choice or conflict of law principles.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ Andrey Novikov
Name: Andrey Novikov
Title: Chief Technology Officer, Secretary and Director

/s/ William Corbett
William Corbett